Exhibit 10.1

EXECUTION VERSION

FRAMEWORK AGREEMENT

This FRAMEWORK AGREEMENT (this “Framework Agreement”), is made and entered into as of February 1, 2021 (the “Effective Date”), by and among:

(a) Tuscan Holdings Corp., a Delaware corporation (“Holdings”);

(b) MVST SPV Inc., a Delaware corporation and wholly owned subsidiary of Holdings (“MVST SPV”);

(c) Microvast, Inc., a Delaware corporation (“Microvast”);

(d) Microvast Power System (Huzhou) Co., Ltd. (微宏动力系统(湖州)有限公司), a Sino-foreign equity joint venture company established and existing under the laws of the PRC (“MPS” and together with Microvast, the “Microvast Parties”);

(e) (i) Ningbo Yuxiang Investment Partnership (Limited Partnership) (宁波昱享投资合伙企业(有限合伙)), a limited partnership established and existing under the laws of the PRC (“Ningbo CDH 1”), (ii) Ningbo Dinghui Jiaxuan Investment Partnership (Limited Partnership) (宁波鼎晖嘉暄投资合伙企业(有限合伙)), a limited partnership established and existing under the laws of the PRC (“Ningbo CDH 2” and together with Ningbo CDH 1, the “CDH Investors”), and (iii) Hangzhou Heyu Equity Investment Partnership (Limited Partnership) (杭州核煜股权投资合伙企业（有限合伙）), a limited partnership established and existing under the laws of the PRC (“HHEIP Investor” and together with the CDH Investors, the “CL Investors”);

(f) (i) Aurora Sheen Limited, a limited liability company established and existing under the laws of the British Virgin Islands and an Affiliate of the CDH Investors (“CDH SPV”), and (ii) Riheng HK Limited (香港日衡有限公司), a limited company established and existing under the laws of Hong Kong and an Affiliate of the HHEIP Investor (“HHEIP SPV” and CDH SPV, each a “CL SPV”); and

(g) (i) Hangzhou CDH New Trend Equity Investment Partnership (Limited Partnership) (杭州鼎晖新趋势股权投资合伙企业（有限合伙）), a limited partnership established and existing under the laws of the PRC (“Hangzhou CDH”), (ii) Hangzhou Binchuang Equity Investment Co., Ltd. (杭州滨创股权投资有限公司), a limited liability company duly established and validly existing under the laws of the PRC (“Hangzhou Binchuang”), and (iii) SDIC (Shanghai) Science and Technology Achievements Transformation Venture Capital Fund Enterprise (Limited Partnership) (国投（上海）科技成果转化创业投资基金企业（有限合伙）), a limited partnership established and existing under the laws of the PRC (“SDIC” and together with Hangzhou CDH and Hangzhou Binchuang, the “RMB Investors”).

Each of Holdings, MVST SPV, Microvast, MPS, each CL Investor and CL SPV, and each RMB Investor may also be referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, each of Microvast, MPS, the CDH Investors, and RMB Investors entered into that certain Convertible Loan Agreement, dated November 2, 2018 (“Convertible Loan Agreement”), pursuant to which, among other things, the CL Investors (a) committed to make available to MPS a non-interest bearing term loan facility in an aggregate amount equal to the Total Commitments (as defined in the Convertible Loan Agreement) on one or more instalments as contemplated thereunder (collectively, “Convertible Loans”); (b) received certain repayment rights pursuant to Clause 4 of the Convertible Loan Agreement that require MPS to repay the outstanding Convertible Loans subject to the satisfaction of certain conditions, including obtaining certain government approvals (such rights, the “CL Repayment Rights”); and (c) received certain conversion rights pursuant to Clause 5 of the Convertible Loan Agreement that give the CL Investors the right to (i) convert the outstanding Convertible Loans into certain equity interests of MPS and (ii), following such conversion and upon issuance thereafter by Microvast of certain warrants to the CL Investors (such warrants, “CL Warrants”), exchange such equity interests of MPS into shares of certain preferred stock of Microvast in accordance with the terms of the CL Warrants, in each case, subject to the satisfaction of certain conditions, including obtaining certain government approvals (such rights, “CL Conversion Rights”);

WHEREAS, the CDH Investors and Guian Xinte EV Industry Co., Ltd. (贵安新区新特电动汽车工业有限公司), a limited liability company established and existing under the laws of the PRC (“GXEI Investor”), entered into that certain agreement, dated January 4, 2019, that provided for the assignment of certain rights and obligations under the Convertible Loan Agreement, and pursuant to which (a) the CDH Investors assigned certain of their rights and obligations under the Convertible Loan Agreement to GXEI Investor, and (b) following such assignment, GXEI Investor became a lender under the Convertible Loan Agreement, entitled to all of the same rights and obligations provided to the CDH Investors thereunder;

WHEREAS, GXEI Investor and Chongqing Xinte Changshou EV Co., Ltd. (重庆市新特长寿新能源汽车有限公司), a limited liability company established and existing under the laws of the PRC (“CQXE”) entered into that certain set-off agreement, January 1, 2021, pursuant to which, CQXE assumed RMB 30,000,000 of Convertible Loans held by GXEI Investor and all of GEXI Investor’s rights and obligations under the Convertible Loan Agreement subsequent to such assumption;

WHEREAS, CQXE and HHEIP Investor entered into that certain convertible loan transfer agreement, dated January 26, 2021, pursuant to which, CQXE assigned RMB 30,000,000 of Convertible Loans held by CQXE and all of CQXE’s rights and obligations under the Convertible Loan Agreement to HHEIP;

WHEREAS, as of the Effective Date, the total amount of Convertible Loans outstanding under the Convertible Loan Agreement is equal to RMB 204,500,000 (“Convertible Loan Amount”), held respectively by (a) Ningbo CDH 1 in an amount equal to RMB 137,500,000 (“CDH 1 CL Amount”), Ningbo CDH 2 in an amount equal to RMB 37,000,000 (“CDH 2 CL Amount”), and HHEIP Investor in an amount equal to RMB 30,000,000 (“HHEIP CL Amount” and each such CDH 1 CL Amount, CDH 2 CL Amount and HHEIP CL Amount, a “CL Amount”);

WHEREAS, as of the Effective Date, the conditions required for the CL Investors to exercise their CL Repayment Rights and CL Conversion Rights have not been fully satisfied;

WHEREAS, as of the Effective Date, each of Hangzhou CDH, Hangzhou Binchuang and SDIC have purchased certain equity interests in MPS (“MPS Equity”) in the amount of RMB 100,000,000, RMB 130,000,000 and RMB 300,000,000, respectively, and total aggregate amount equal to RMB 530,000,000;

WHEREAS, as of the Effective Date, each of the RMB Investors are registered holders of MPS Equity and are entitled to certain rights, benefits and interests as shareholders of MPS under each of (a) that certain investment agreement, dated March 16, 2017, by and among the RMB Investors, Microvast, MPS, and the other parties thereto, (b) that certain amended and restated joint venture agreement, dated as of 2018, by and among the RMB Investors, Microvast and the other parties thereto, and (c) certain commitment letters issued to each of the RMB Investors by Microvast and MPS on or about November 1, 2018 (such investment agreement, shareholders agreement, and commitment letters, together with all modifications, supplements and amendments thereto, and all agreements and understandings effective between any Microvast Parties on one part and any or all RMB Investors on the other part relating to the subject matter thereof, collectively, the “China Investment Agreements”);

WHEREAS, subject to the satisfaction of certain conditions under the China Investment Agreements, the RMB Investors have a right to subscribe for certain warrants to be issued by Microvast (such warrants, “RMB Warrants” and together with the CL Warrants, “Microvast Warrants”), which such RMB Warrants would provide the RMB Investors with the right to require Microvast to repurchase all the MPS Equity held by the RMB Investors provided that they use the proceeds from such repurchase to subscribe, directly or indirectly through certain designated nominees, for certain shares of Microvast preferred stock;

WHEREAS, as of the Effective Date, there are no Microvast Warrants issued and outstanding;

WHEREAS, it has been proposed that Holdings and Microvast consummate a business combination (“De-SPAC Transaction”) pursuant to that certain Agreement and Plan of Merger, dated on or about the Effective Date, substantially in the form attached hereto as Exhibit A (“Merger Agreement”), by and among Microvast, Holdings and TSCN Merger Sub, Inc., a Delaware corporation (“Merger Sub”), whereby, among other things: (a) Merger Sub will merge with and into Microvast (the “Merger”), with Microvast surviving the Merger as a wholly-owned subsidiary of Holdings; and (b) upon consummation of the Merger, all of the issued and outstanding shares of capital stock of Microvast as of immediately prior to the Merger (“Microvast Shares”) will be cancelled in exchange for the right to receive shares of common stock of Holdings (“Holdings Shares”) such that, following the consummation of the Merger, all of the stockholders of Microvast immediately prior to the Merger will become stockholders of Holdings;

WHEREAS, as soon as practicable after the Effective Date, but prior to the Closing Date, MVST SPV will convert from a Delaware corporation into a Delaware limited liability company treated as a disregarded entity owned by Holdings for U.S. federal and applicable state income tax purposes (“SPV Conversion”);

WHEREAS, in connection with the De-SPAC Transaction, the Parties propose to enter into this Framework Agreement and each of the agreements contemplated by this Framework Agreement (each, a “Transaction Agreement”) to which they are a party, and to consummate the transactions contemplated hereby and thereby (collectively, “MPS Transactions”), in order to (a) provide each of the CL Investors and RMB Investors with the same economic benefits they would have had if each of them had participated directly in the De-SPAC Transaction as Microvast stockholders, in each case, in a manner that complies with applicable laws, and (b) ensure that, following the consummation of the MPS Transactions, MPS will become a 100% wholly-owned subsidiary of Microvast as contemplated in this Framework Agreement; and

WHEREAS, concurrently with the execution and delivery of this Framework Agreement on the Effective Date, the following Parties have entered into and delivered the following Transaction Agreements, which will take effect at the Closing (or at such other time as set forth herein): (a) the Microvast Parties and RMB Investors have entered into an irrevocable proxy and waiver agreement (“RMB Irrevocable Proxy”); (b) Holdings and each CL SPV have entered into (i) a subscription agreement with each of CDH SPV and HHEIP SPV (each such subscription agreement, a “CL Subscription Agreement”) pursuant to which (A) CDH SPV will subscribe for 5,734,018 Holdings Shares (the “CDH Shares”) and receive the right to receive up to 546,097 additional Holdings Shares (the “CDH Earn Out Shares”) and (B) HHEIP SPV will subscribe for 985,827 Holdings Shares (the “HHEIP Shares” and together with the CDH Shares, the “CL Shares”) and receive the right to receive up to 93,888 additional Holdings Shares (the “HHEIP Earn Out Shares” and together with the CDH Earn Out Shares, the “CL Earn Out Shares”), which CL Shares and CL Earn Out Shares comprise the aggregate consideration that otherwise would have been paid to the CL Investors in the Merger in respect of the Convertible Loans, and in connection therewith, (ii) a promissory note in favor of Holdings (such promissory note with (y) CDH SPV, the “CDH Promissory Note” and (z) HHEIP SPV, the “HHEIP Promissory Note”, and each such HHEIP Promissory Note or CDH Promissory Note, a “CL Promissory Note”) with a total aggregate principal amount equal to, (A) in the case of the CDH Promissory Note, RMB174,5000,000 (“CDH Subscription Amount”) and (B) in the case of the HHEIP Promissory Note, RMB 30,000,000 (“HHEIP Subscription Amount”), and (C) in the case of the aggregate of the CDH Subscription Amount and HHEIP Subscription Amount, the Convertible Loan Amount as of the Effective Date (such aggregate subscription amount, the “CL Subscription Amount”) and (iii) a stock pledge (each, a “CL Stock Pledge”) together with each CL Subscription Agreement, and each CL Promissory Note, the “CL Subscription Documents”); and (c) each of the Parties who are a Party to the Convertible Loan Agreement has entered into an amendment and restatement agreement in relation to the Convertible Loan Agreement (the “Convertible Loan Amendment”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Interpretation.

1.1 Definitions. All capitalized terms used in this Framework Agreement (including its recitals, Exhibits and Schedules) shall, unless otherwise defined herein, have the respective meanings set forth in Schedule 1 hereto.

1.2 Construction.

(a) The headings and sub-headings in this Framework Agreement shall not affect its interpretation. References in this Framework Agreement to Sections, Exhibits and Schedules shall, unless the context otherwise requires, be references to Sections of, and Exhibits and Schedules to, this Framework Agreement.

(b) Words denoting the singular number only shall include the plural number also and vice versa; words denoting one gender only shall include the other genders and words denoting persons shall include firms and corporations and vice versa.

(c) References to a Person are also to its permitted successors or assigns.

(d) References in this Framework Agreement to any agreement or other document shall be deemed also to refer to such agreement or document as amended or varied or novated from time to time.

(e) References to an amendment include a supplement, novation, restatement or re-enactment, and “amend” and “amended” (or any of their derivative forms) will be construed accordingly.

(f) Reference to a time of day is a reference to Houston, Texas time.

(g) “Include”, “includes” and “including” shall be deemed to be followed by the words “without limitation.”

(h) “Hereof”, “hereto”, “herein” and “hereunder” and words of similar import when used in this Framework Agreement refer to this Framework Agreement as a whole and not to any particular provision of this Framework Agreement.

(i) References to a “writing” or “written” include any text transmitted or made available on paper or through electronic means.

(j) References to “$”, U.S. Dollars or otherwise to dollar amounts refer to the lawful currency of the United States. References to “RMB” refer to the lawful currency of the PRC.

(k) References to a law include any amendment or modification to such law and any rules and regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules and regulations occurs, before or after the Effective Date.

2. Closing. Upon the terms and subject to the conditions herein, and unless otherwise provided for in this Framework Agreement or in any Transaction Agreement, the consummation of the transactions contemplated hereunder (the “Closing”) shall take place immediately prior to, but subject to the consummation of, the De-SPAC Transaction (the date on which the Closing takes place, the “Closing Date”). Not less than five Business Days prior to the anticipated Closing Date, Microvast shall provide written notice to the CL Investors and the RMB Investors (a) of such anticipated Closing Date and (b) that Microvast reasonably expects all conditions to the closing of the De-SPAC Transaction to be satisfied or waived.

3. Transactions.

3.1 RMB Investor Transactions.

(a) Formation of MVST SPV;SPV Conversion. Holdings has formed MVST SPV as a wholly-owned subsidiary of Holdings. The sole purpose of MVST SPV shall be to enter into this Framework Agreement and engage in the transaction contemplated by this Section 3.1. As soon as practicable after the Effective Date, but prior to the Closing Date, MVST SPV shall effect the SPV Conversion.

(b) Issuance of Holdings Shares to MVST SPV. Prior to the Closing, Holdings shall issue an aggregate of 17,253,182 Holdings Shares to MVST SPV to be held on behalf of the RMB Investors in connection with the MPS Transactions (such shares, the “SPV Shares” and such issuance, the “SPV Share Issuance”), of which 3,255,266 SPV Shares will be issued on behalf of Hangzhou CDH, 4,231,958 SPV Shares will be issued on behalf of Hangzhou Binchuang, and 9,765,958 SPV Shares will be issued on behalf of SDIC. For the avoidance of doubt, the number of SPV Shares issued pursuant to the SPV Share Issuance shall equal the aggregate number of Holdings Shares that would have been issued to the RMB Investors in connection with the De-SPAC Transaction had the RMB Investors held Microvast Shares prior to the consummation of the Merger (which number is set forth in the Merger Consideration Allocation Schedule). Holdings shall also issue to MVST SPV an aggregate of 1,643,160 Earn Out Shares (as that term is defined in the Merger Agreement) for the benefit of the RMB Investors if and when such Earn out Shares are issuable pursuant to the Merger Agreement, with the amount of any such Earn Out Shares being held for each RMB Investor as set forth in the Merger Consideration Allocation Schedule. If any such Earn Out Shares are issued, they will be deemed SPV Shares for all purposes hereunder. The only rights that the RMB Investors shall have with respect to the SPV Shares shall be: (i) the right to receive any and all net proceeds (before tax) generated from a sale of SPV Shares in accordance with Section 3.1(e); and (ii) the information right enjoyed by direct holders of Holdings Shares; however, in the event that Holdings issues a dividend to its stockholders, Holdings shall concurrently pay or cause to be paid an amount to the RMB Investors as if they were direct holders of Holdings Shares on the record and payment dates in respect of such dividend. In connection with the issuance of the SPV Shares, effective as of the Closing, each RMB Investor agrees not to exercise any and all rights or claims that such RMB Investor has or may have by virtue of its investment in MPS or ownership of MPS Equity, whether under the applicable laws or any China Investment Agreement.

(c) RMB Investor Irrevocable Proxy and Waiver. The RMB Irrevocable Proxy and Waiver will take effect concurrently with the date that the Registration Statement first becomes effective. Among other things, the RMB Irrevocable Proxy and Waiver will provide that: (i) effective from such date that the Registration Statement first becomes effective, each RMB Investor irrevocably and unconditionally waives (A) any and all rights that such RMB Investor has by virtue of its investment in MPS or ownership of MPS Equity and (B) any and all rights and/or claims that such RMB Investor has, or may have, against the Microvast Parties or properties and assets of the Microvast Parties under the China Investment Agreements or under applicable law, including under any contractual obligation, arrangement or agreement of any kind (written, oral or otherwise); (ii) effective from the Closing, the China Investment Agreements shall terminate and cease be in effect as between the Microvast Parties, on the one hand, and the RMB Investors, on the other hand; (iii) Ms. Piao Yuhua (a director of MPS appointed by SDIC) shall be replaced by MPS in accordance with the terms of the governing documents of MPS; and (iv) the RMB Investors shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions in their capacities as registered shareholders of MPS that the Microvast Parties may deem to be practical and necessary in order to consummate the MPS Transactions and the transactions contemplated by the Merger Agreement, including the De-SPAC Transaction.

(d) Registration of SPV Shares.

(i) Holdings shall, within 30 calendar days after the consummation of the De-SPAC Transaction (the “Filing Deadline”), file with the SEC (at Holdings’ sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the SPV Shares, and Holdings shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 90th calendar day (or 120th calendar day if the SEC notifies Holdings that it will “review” the Registration Statement) following the Filing Deadline; provided, however, that Holdings’ obligations to include any SPV Shares in the Registration Statement are contingent upon each RMB Investor (A) executing such documents and (B) furnishing in writing to Holdings such information from such RMB Investors, in each case, as may be reasonably requested by Holdings. Notwithstanding the foregoing, if the SEC prevents the Company from including in the Registration Statement any or all of the SPV Shares due to limitations on the use of Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”) for the resale of the SPV Shares by the applicable stockholders or otherwise, the Registration Statement shall register for resale such number of SPV Shares which is equal to the maximum number of SPV Shares as is permitted by the SEC. In such event, the number of SPV Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. Holdings will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until the earliest of (x) the date on which the SPV Shares may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act, (y) the date on which such SPV Shares have actually been sold and (z) the date which is two years after the Closing.

(ii) Notwithstanding anything to the contrary in this Framework Agreement, each of the RMB Investors acknowledges and agrees that Holdings shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require any stockholder, including MVST SPV, not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by Holdings or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, Holdings’ board of directors reasonably believes would require additional disclosure by Holdings in the Registration Statement of material information that Holdings has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Holdings’ board of directors to cause the Registration Statement to fail to comply with applicable disclosure requirements; provided, however, that Holdings may not delay or suspend the Registration Statement on more than three occasions or for more than 90 consecutive calendar days, or more than 120 total calendar days, in each case during any 12-month period.

(e) Disposition of SPV Shares Pursuant to Underwritten Offering. Subject to Section 3.1(c) and Section 3.2(a), following the later of the registration of the SPV Shares pursuant to Section 3.1(d) and the expiration of the six-month Other Holder Lock-Up Period that will apply to all existing Microvast equity holders, the RMB Investors and the CL Investors, and any other holding period required under any applicable law or valid contractual agreement, if requested by one or more RMB Investors, MVST SPV shall, and Holdings shall cause MVST SPV to, use its commercially reasonable efforts to effect one or more dispositions of the SPV Shares pursuant to one or more registered securities offerings through one or more underwriters in accordance with applicable laws, including the U.S. securities laws (“Underwritten Offering”). Each participating RMB Investor acknowledges and agrees to: (i) reasonably cooperate with MVST SPV and Holdings to (A) engage an investment bank (or investments banks, as necessary) selected by Holdings subject to the reasonable approval of the RMB Investors (it being understood that Morgan Stanely is approved as an underwriter) to serve as the underwriter (or underwriters, as necessary) with respect to any such Underwritten Offering and, in connection therewith, and (B) negotiate, execute and deliver any agreements with such underwriters on such reasonable and customary terms (based on underwritten offerings of similar size and terms as such Underwritten Offering) as may be reasonably acceptable to Holdings and such RMB Investors, in each case, as may be required and necessary (as reasonably determined by Holdings and such underwriter or underwriters) to consummate such Underwritten Offering; and (ii) provide any such information as is reasonably requested by MVST SPV or Holdings in connection with any such Underwritten Offering. MVST SPV and Holdings shall reasonably cooperate with, and provide reasonable assistance to, the RMB Investors and the underwriters selected pursuant to this Section 3.1(e) in connection with the Underwritten Offering. MVST SPV shall maintain records as necessary to at all times identify the number of SPV Shares held on behalf of each RMB Investor and shall maintain in a separate account (for the benefit of each RMB Investor) the net proceeds from the sale thereof, and upon request shall provide such information to each such RMB Investor. MVST SPV shall use all of the net cash proceeds (before tax) received by it from each such Underwritten Offering to purchase a proportionate amount of the MPS Equity held on behalf of each participating RMB Investor pursuant to an equity purchase agreement, substantially in the form of Exhibit A attached hereto (“RMB Equity Purchase Agreement” and each such purchase, an “MPS Equity Purchase”), and such relevant payment for the purchase of such MPS Equity shall be paid to the RMB Investors within 30 calendar days after receipt of corresponding net cash proceeds from any such Underwritten Offering (subject to opening of a specific bank account to receive cash proceeds), such that following the disposition of all such SPV Shares held by MVST SPV and consummation of all such corresponding MPS Equity Purchases, in each case, pursuant to this Section 3.1(e), MVST SPV will own all of the MPS Equity held by the RMB Investors and the RMB Investors will have received all of the net proceeds (before tax) generated from the sale of all such SPV Shares in accordance with this Section 3.1(e). Before the expiration of the Other Holder Lock-Up Period, the Company will take great efforts to, either repay all the debt obligations that may restrict the ability to effect the MPS Equity Purchase or otherwise cause any restrictions therein on the MPS Equity Purchase to be waived or released. Following the SPV Conversion, MVST SPV will not be subject to any U.S. federal and applicable state income tax with respect to any gain on its disposition of SPV Shares.

(f) Termination of MPS Equity Rights. Subject to Section 3.1(c) and the terms of the RMB Irrevocable Proxy and Waiver, following the consummation of each MPS Equity Purchase, the RMB Investors shall cease to have any remaining rights or obligations, if any, with respect to any such MPS Equity purchased by MVST SPV pursuant to any such MPS Equity Purchase.

(g) Potential Direct Investment in Holdings. Notwithstanding anything in this Section 3.1 to the contrary, if at any time following the Closing, and only to the extent permitted by applicable law and subject to completion of all registrations and approvals required by applicable law, an RMB Investor requests to hold all (but not less than all) of the SPV Shares held on in its behalf by MVST SPV, then MVST SPV shall transfer such SPV Shares to such RMB Investor (each such transfer, a “Direct Investment”) in exchange for all of the MPS Equity held by such RMB Investor. Holdings, MPS and MVST SPV shall use commercially reasonable efforts to assist the RMB Investors in obtaining any required approvals for the Direct Investment (including executing and delivering any documents required to consummate such Direct Investment), including assisting the RMB Investors in obtaining any required financing in connection therewith.  Each RMB Investor shall be responsible for any liabilities (including tax liabilities) incurred by such RMB Investor in connection with any Direct Investment.

3.2 CL Investor Transactions.

(a) CL Share Subscription. Effective at the Closing and pursuant to the applicable CL Subscription Documents, each CL SPV shall (i) subscribe for the applicable CL Shares issued by Holdings in exchange for the applicable CL Promissory Note (each, a “CL Share Subscription”), which subscription will include a right to a number of CL Earn Out Shares in accordance with the Merger Consideration Allocation Schedule, (ii) pledge such CL Shares pursuant to the applicable CL Stock Pledge, in each case, as collateral for the applicable CL Promissory Note, and (iii) receive certain registration rights and Holdings shall agree to register such CL Shares held by such CL SPV following the Closing in accordance with the terms of the Registration Rights and Lock-up Agreement to be entered into by and among the CL SPVs, Holdings and other relevant parties thereto at the Closing. For the avoidance of doubt, the aggregate number of CL Shares that will be issued pursuant to the CL Share Subscriptions shall equal the aggregate number of Holdings Shares that would have been issued collectively to the CL Investors with respect to the Convertible Loan Agreement pursuant to the De-SPAC Transaction had such CL Investors held Microvast Shares prior to the consummation of the Merger.

(b) Waiver of CL Repayment Rights and CL Conversion Rights. Effective as of the Closing, the Parties to the Convertible Loan Agreement shall amend the Convertible Loan Agreement. Among other things, the Convertible Loan Amendment shall provide that: (i) no further extension of credit shall be made pursuant to the Convertible Loan Agreement; (ii) the outstanding Convertible Loans will only be repaid in connection with (A) obtaining the Required Approvals (or in connection with providing funding proof necessary for the ODI Approval) and effecting the transactions contemplated by Section 3.2(c)(ii), (C) a conversion of the Convertible Loans into Conversion Shares pursuant to Section 3.2(c)(iii) (in which case the repayment will be through the issuance of Conversion Shares), and/or (D) the full repayment of the applicable CL Subscription Amount pursuant to Section 3.2(d), (iii) any conversion of the Convertible Loans into Conversion Shares pursuant to Section 3.2(c)(iii) will only occur in connection with a CL Share Sale and (iv) the Parties waive any rights to any put or conversion in connection with the De-SPAC Transaction (including the Merger), other than in respect of the CL Shares.

(c) Required Approvals; Disposition of CL Shares.

(i) Each CL Investor shall use its commercially reasonable efforts to obtain the approvals required (including the ODI Approval and U.S. Approvals, if legally required) for such CL Investor to invest in its applicable CL SPV (such approvals, “Required Approvals”) by the date (“Approval Deadline”) that is the later of (A) the date of the CL Share Qualification (as defined below), and (B) 120 calendar days following such CL Investor’s obtainment of the funding proof necessary for the ODI Approval with the assistance of MPS.

(ii) Except as provided in Section 3.2(c)(iii), the Microvast Parties acknowledge that MPS will continue to have certain obligations under the Convertible Loan Agreement (as amended by the Convertible Loan Amendment), and in connection therewith, Holdings and MPS shall use commercially reasonable efforts to assist the CL Investors in obtaining the Required Approvals, including assisting the CL Investor in obtaining any required financing in connection therewith.  As soon as practicable following the receipt by a CL Investor of the applicable Required Approvals, but in any event within five Business Days of such CL Investor’s receipt of such Required Approvals, (A) MPS shall repay in full any remaining portion of the CL Amount held by such CL Investor and substantially concurrently therewith, (B) such CL Investor shall use the same proceeds received from such repayment of such applicable CL Amount to repay in full any portion of the applicable CL Subscription Amount that remains outstanding under the applicable CL Promissory Note. Upon such payment of such CL Promissory Note, such CL Promissory Note and its applicable CL Stock Pledge shall terminate in accordance with their own terms. Following such full and final repayment of the applicable CL Amount by MPS and full and final repayment of the applicable CL Subscription Amount by such CL SPV, and contingent upon the prior registration of the CL Shares with the SEC and expiration of the Other Holder Lock-Up Period and any other holding period as required under any applicable law or contractual agreement (such prior registration and expiration, “CL Share Qualification”), such CL SPV, at its option, may effect any transfer, sale or other disposition of all of the CL Shares held by it in accordance with applicable law (each such sale, a “CL Share Sale”). For the avoidance of doubt, nothing in this Agreement shall limit a CL SPV’s right to freely transfer, sell or dispose of the CL Shares held thereby immediately following the CL Share Qualification.

(iii) Notwithstanding each of Section 3.2(c)(i) and Section 3.2(c)(ii), if a CL Investor has either (x) not obtained the applicable Required Approvals prior to the Approval Deadline or (y) has otherwise notified Holdings in writing that it is no longer seeking the applicable Required Approvals, then in each case (A) beginning on the first day after the CL Share Qualification, such CL Investor will cause its applicable CL SPV to effect CL Share Sales at its option following the CL Share Qualification and may at any time notify MPS of its intention to convert a specified amount of the Convertible Loans held by such CL Investor (relative to the bona fide estimate of the total number of CL Shares sold and/or intended to be sold by its CL SPV) into Conversion Shares pursuant to the applicable Conversion Documents, and the conversion of the specified amount of the Convertible Loans shall be registered with the applicable governmental authorities (including the State Administration of Foreign Exchange, the State Administration for Market Regulation, the Ministry of Commerce of the PRC or their respective local competent counterpart, etc.) within 30 days after the date of the notice (each a “Convertible Loan Conversion”); provided, however, that as a condition to such Convertible Loan Conversion and the issuance of Conversion Shares, concurrently with such registration and issuance of Conversion Shares, (A) the applicable CL Investor shall enter into an equity purchase agreement with its applicable CL SPV, substantially in the form of Exhibit B attached hereto (“CL Equity Purchase Agreement”), pursuant to which such CL SPV shall purchase all such Conversion Shares from such CL Investor in exchange for certain amount of the net cash proceeds received by such CL SPV pursuant to any CL Share Sales, and shall register such sale with the applicable governmental authorities (“Conversion Share Purchase”) and (B) such CL Investor and CL SPV shall enter into an irrevocable proxy and waiver agreement, substantially in the form of Exhibit C attached hereto (“CL Irrevocable Proxy and Waiver”) with MPS with respect to such Conversion Shares in connection with the relevant Conversion Share Purchase. The foregoing procedures shall continue to be followed until the acquisition by a CL SPV of all Conversion Shares issued or issuable to the applicable CL Investor. Unless otherwise approved in writing by Holdings in its sole discretion, in no event shall any CL SPV sell, transfer or otherwise dispose of any of the Conversion Shares. Immediately following the acquisition by a CL SPV of all Conversion Shares issued or issuable to the applicable CL Investor, such CL Investor shall enter into an equity purchase agreement with Holdings and such CL SPV, substantially in the form of Exhibit D attached hereto (“CL SPV Purchase Agreement”), pursuant to which Holdings shall purchase all of the equity interests of such CL SPV in exchange for $1.00 and, at such time, the CL SPV shall hold all of the applicable Conversion Shares (“Completion Purchase”). Notwithstanding the foregoing, a CL SPV may sell any portion of the Conversion Shares it then holds to Holdings or its Affiliate at a price equal to such amount of the Convertible Loans so converted from time to time if it is agreed between the relevant parties that such sale is feasible and will not incur additional tax or other compliance risks, and such CL SPV shall use all proceeds received from such sales to repay a commensurate portion of the relevant CL Subscription Amount that remains outstanding under the applicable CL Promissory Note. If Holdings or its Affiliate is able to acquire all Conversion Shares issued or issuable to the applicable CL Investor as described in the preceding sentence and such CL SPV is able to repay in full the CL Subscription Amount, the relevant parties shall not enter into the CL SPV Purchase Agreement.

(d) Notwithstanding Section 3.2(c), subject to compliance with applicable law, within ten Business Days after the full repayment of the applicable CL Subscription Amount that remains outstanding under the applicable CL Promissory Note by a CL SPV, or such other date as agreed by the relevant CL Investor, MPS shall repay in full any remaining portion of the CL Amount held by the relevant CL Investor.

(e) Termination of CL Investor Rights. Upon the earlier to occur of (i) the consummation of the first CL Share Sale by a CL SPV pursuant to Section 3.2(c)(ii), (ii) the consummation of a Convertible Loan Conversion by a CL Investor pursuant to Section 3.2(c)(iii), and (iii) the full repayment by MPS of the CL Amount held by a CL Investor pursuant to Section 3.2(d), notwithstanding anything under the Convertible Loan Agreement or any agreement contemplated by the Convertible Loan Agreement to the contrary, but to the extent the transactions contemplated under Section 3.2(c)(iii) can be fully carried out, (A) such applicable CL Investor shall cease to have any rights with respect to the Convertible Loans and the Convertible Loan Agreement and all obligations with respect to any Convertible Loans under the Convertible Loan Agreement shall be (in the case of (i) and (iii)) and deemed to be (in the case of (ii)) fully repaid and discharged without any further action of any party thereto, (B) the Convertible Loan Agreement shall terminate without any further action by any party thereto and (C) to the extent remaining in effect, the Capital Increase Agreement, Exchange Agreement, Subscription Agreement and Warrant contemplated by the Convertible Loan Agreement, shall each terminate without any further action by any party thereto. Upon the concurrent consummation of each Conversion Share Purchase and Completion Purchase pursuant to Section 3.2(c)(iii)(A) and Section 3.2(c)(iii)(B), respectively, such CL Investor shall cease to have any rights as a registered holder of MPS Equity or otherwise with respect to MPS; provided, however, that upon consummation of the Convertible Loan Conversion, in its capacity as a registered holder of Conversion Shares, such CL Investor shall only be entitled to receive the net cash proceeds that result from a CL Share Sale and shall not have any other rights with respect to such Conversion Shares.

(f) CL Irrevocable Proxy and Waiver. The CL Irrevocable Proxy and Waiver will, among other things, provide that: (i) effective from the issuance of any Conversion Shares, the applicable CL Investor and CL Investor each irrevocably and unconditionally waives (A) any and all rights that such person has by virtue of its investment in MPS or ownership of MPS Equity and (B) any and all rights and/or claims that such person has, or may have, against the Microvast Parties or properties and assets of the Microvast Parties under any agreement or under applicable law, including under any contractual obligation, arrangement or agreement of any kind (written, oral or otherwise), other than the right to receive sale proceeds from Holdings or its Affiliate for any sale of the Conversion Shares pursuant to Section 3.2(c)(iii).

4. Representations and Warranties; Other Covenants and Agreements.

4.1 Representations and Warranties of each Party. Each Party represents and warrants to each other Party: (a) such Party has full legal right and capacity to execute and deliver this Framework Agreement and each of the Transaction Agreements, to perform such Party’s obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, (b) this Framework Agreement and each Transaction Agreement has been or will be duly executed and delivered by such Party and the execution, delivery and performance of this Framework Agreement and each Transaction Agreement by such Party and the consummation of the transactions contemplated hereby and thereby have been (or will be) duly authorized by all necessary action on the part of such Party and no other actions or proceedings on the part of such Party are necessary to authorize this Framework Agreement or any of the Transaction Agreements, or to consummate the transactions contemplated hereby or thereby, (c) this Framework Agreement and each of the Transaction Agreements constitute (or will constitute upon execution) the valid and binding agreements of such Party, enforceable against such Party in accordance with its terms, and (d) the execution and delivery of this Framework Agreement and each Transaction Agreement by such Party does not, and the consummation of the transactions contemplated hereby and thereby, and the compliance with the provisions hereof and thereof will not, conflict with or violate any applicable law or agreement binding upon such Party, nor require any authorization, consent or approval of, or filing with, any governmental entity, except for any applicable ODI Approvals or U.S. Approvals or required filings with the SEC in order to register the Holdings Shares.

4.2 Specific Representations of the CL Investors.

(a) Ningbo CDH 1. Ningbo CDH 1 represents and warrants to Holdings and the Microvast Parties that (i) the total aggregate amount of Convertible Loans held, beneficially and of record, or controlled by Ningbo CDH 1 is equal to the CDH 1 CL Amount (such loans, the “CDH 1 Convertible Loans”), (ii) Ningbo CDH 1 does not own, beneficially or of record, or control any Microvast Warrants, (iii) except for such transfer restrictions of general applicability as may be provided under applicable PRC laws and/or any requirements of any PRC governmental authority or the U.S. Approvals, Ningbo CDH 1 owns, beneficially and of record, or controls all of the CDH 1 Convertible Loans free and clear of any proxy, voting restriction, adverse claim or other lien (other than any restrictions created by this Framework Agreement or any of the Transaction Agreements) and has sole control with respect to such CDH 1 Convertible Loans and sole power of disposition and transfer with respect to all such CDH 1 Convertible Loans, with no restrictions on Ningbo CDH 1’s rights of disposition or transfer pertaining thereto, and no person other than Ningbo CDH 1 has any right to direct or approve the voting or disposition of any of the CDH 1 Convertible Loans.

(b) Ningbo CDH 2. Ningbo CDH 2 represents and warrants to Holdings and the Microvast Parties that (i) the total aggregate amount of Convertible Loans held, beneficially and of record, or controlled by Ningbo CDH 2 is equal to the CDH 2 CL Amount (such loans, the “CDH 2 Convertible Loans”), (ii) Ningbo CDH 2 does not own, beneficially or of record, or control any Microvast Warrants, (iii) except for such transfer restrictions of general applicability as may be provided under applicable PRC laws and/or any requirements of any PRC governmental authority or the U.S. Approvals, Ningbo CDH 2 owns, beneficially and of record, or controls all of the CDH 2 Convertible Loans free and clear of any proxy, voting restriction, adverse claim or other lien (other than any restrictions created by this Framework Agreement or any of the Transaction Agreements) and has sole control with respect to such CDH 2 Convertible Loans and sole power of disposition and transfer with respect to all such CDH 2 Convertible Loans, with no restrictions on Ningbo CDH 2’s rights of disposition or transfer pertaining thereto, and no person other than Ningbo CDH 2 has any right to direct or approve the voting or disposition of any of the CDH 2 Convertible Loans.

(c) HHEIP Investor. HHEIP Investor represents and warrants to Holdings and the Microvast Parties that (i) the total aggregate amount of Convertible Loans held, beneficially and of record, or controlled by HHEIP Investor is equal to the HHEIP CL Amount (such loans, the “HHEIP Convertible Loans”), (ii) HHEIP Investor does not own, beneficially or of record, or control any Microvast Warrants, (iii) except for such transfer restrictions of general applicability as may be provided under applicable PRC laws and/or any requirements of any PRC governmental authority or the U.S. Approvals, HHEIP Investor owns, beneficially and of record, or controls all of the HHEIP Convertible Loans free and clear of any proxy, voting restriction, adverse claim or other lien (other than any restrictions created by this Framework Agreement or any of the Transaction Agreements) and has sole control with respect to such HHEIP Convertible Loans and sole power of disposition and transfer with respect to all such HHEIP Convertible Loans, with no restrictions on HHEIP Investor’s rights of disposition or transfer pertaining thereto, and no person other than HHEIP Investor has any right to direct or approve the voting or disposition of any of the HHEIP Convertible Loans.

4.3 Specific Representations of the RMB Investors.

(a) Hangzhou CDH. Hangzhou CDH represents and warrants to Holdings and the Microvast Parties that (i) the total aggregate amount of MPS Equity owned, beneficially and of record, or controlled by Hangzhou CDH is $556,826.85 (“Hangzhou CDH MPS Equity”), (ii) Hangzhou CDH does not own, beneficially or of record, or control any Microvast Warrants, (iii) except for such transfer restrictions of general applicability as may be provided under applicable PRC laws and/or any requirements of any PRC governmental authority or the U.S. Approvals, Hangzhou CDH collectively owns, beneficially and of record, or controls all of the Hangzhou CDH MPS Equity free and clear of any proxy, voting restriction, adverse claim or other lien (other than any restrictions created by this Framework Agreement or any of the Transaction Agreements) and has sole voting power with respect to the Hangzhou CDH MPS Equity and sole power of disposition with respect to all of the Hangzhou CDH MPS Equity, with no restrictions on Hangzhou CDH’s rights of voting or disposition pertaining thereto, and no person other than Hangzhou CDH has any right to direct or approve the voting or disposition of any of the Hangzhou CDH MPS Equity.

(b) Hangzhou Binchuang. Hangzhou Binchuang represents and warrants to Holdings and the Microvast Parties that (i) the total aggregate amount of MPS Equity owned, beneficially and of record, or controlled by Hangzhou Binchuang is $723,874.91 (“HB MPS Equity”), (ii) Hangzhou Binchuang does not own, beneficially or of record, or control any Microvast Warrants, (iii) except for such transfer restrictions of general applicability as may be provided under applicable PRC laws and/or any requirements of any PRC governmental authority or the U.S. Approvals, Hangzhou Binchuang collectively owns, beneficially and of record, or controls all of the HB MPS Equity free and clear of any proxy, voting restriction, adverse claim or other lien (other than any restrictions created by this Framework Agreement or any of the Transaction Agreements) and has sole voting power with respect to the HB MPS Equity and sole power of disposition with respect to all of the HB MPS Equity, with no restrictions on Hangzhou Binchuang’s rights of voting or disposition pertaining thereto, and no person other than Hangzhou Binchuang has any right to direct or approve the voting or disposition of any of the HB MPS Equity.

(c) SDIC. SDIC represents and warrants to Holdings and the Microvast Parties that (i) the total aggregate amount of MPS Equity owned, beneficially and of record, or controlled by SDIC is $1,670,480.55 (“SDIC MPS Equity”), (ii) SDIC does not own, beneficially or of record, or control any Microvast Warrants, (iii) except for such transfer restrictions of general applicability as may be provided under applicable PRC laws and/or any requirements of any PRC governmental authority or the U.S. Approvals, SDIC collectively owns, beneficially and of record, or controls all of the SDIC MPS Equity free and clear of any proxy, voting restriction, adverse claim or other lien (other than any restrictions created by this Framework Agreement or any of the Transaction Agreements) and has sole voting power with respect to the SDIC MPS Equity and sole power of disposition with respect to all of the SDIC MPS Equity, with no restrictions on SDIC’s rights of voting or disposition pertaining thereto, and no person other than SDIC has any right to direct or approve the voting or disposition of any of the SDIC MPS Equity.

4.4 Certain Additional Covenants. The Parties covenant as follows:

(a) Purpose of MVST SPV, CDH SPV and HHEIP SPV. Each of MVST SPV, CDH SPV and HHEIP SPV has been formed solely for the purpose of consummating the MPS Transactions and shall not, directly or indirectly, (i) have any assets or liabilities, (ii) enter into any agreements (written or oral or otherwise) or have any contractual obligations, arrangements or agreements (written, oral or otherwise) whatsoever, (iii) conduct any business or have any operations, in the case of each of (i) through (iii), other than those directly related to, or arising from, and required in order for each of MVST SPV, CDH SPV and HHEIP SPV to perform its obligations under this Framework Agreement and each of the Transaction Agreements it will be party to in connection with the consummation of the MPS Transactions.

(b) Compliance with Laws, Etc. Each Party shall comply in all material respects with all applicable laws, rules, regulations and orders applicable to it, including any PRC laws and/or any requirements of any PRC governmental authority, the U.S. Approvals and any other applicable laws (including the U.S. securities laws) and/or any requirements of any U.S. governmental authority in performing its obligations under, and in executing the transactions contemplated by, this Framework Agreement and each of the Transaction Agreements to which each such Party is a party.

(c) Performance and Compliance with Agreements. At its own expense, each Party shall timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under this Framework Agreement and the Transaction Agreements to which each such Party is a party.

(d) Restrictions on Assignment of Convertible Loans. Subject to the terms and conditions of this Framework Agreement and each Transaction Agreement and notwithstanding anything in the Convertible Loan Agreement to the contrary, following the Effective Date, no CL Investor shall assign and/or otherwise transfer any Convertible Loan to any other Person or otherwise dispose of any Convertible Loan without the prior written consent of the Microvast Parties.

(e) Restrictions on Assignment of MPS Equity. Subject to the terms and conditions of this Framework Agreement and each Transaction Agreement and notwithstanding anything in any agreement pertaining to the MPS Equity to the contrary, following the Effective Date, no RMB Investor shall assign and/or otherwise transfer any MPS Equity to any other Person or otherwise dispose of any MPS Equity without the prior written consent of the Microvast Parties.

(f) Indemnity. Each Party will indemnify, defend and hold harmless the other Parties against any and all claims, actions, liabilities, losses, damages, costs and expenses (including reasonable attorneys’ fees) that are threatened or brought or may be brought against or incurred by the Indemnified Party as a result of any breach of any representation, warranty or covenant of such the Indemnifying Party hereunder; provided, however, that in no event will (a) any Party be liable to any other Party for any indirect, incidental, consequential or punitive damages and (b) Holdings or any of its subsidiaries be liable to any Party for any fluctuations in the sale price of any SPV Shares or CL Shares. For any liabilities or indemnities that shall be borne by Holdings or any of its subsidiaries, the MVST SPV or the Microvast Parties, all of them shall bear such liabilities or indemnities jointly and severally.

4.5 Agreement Regarding Warrants. To the extent any CL Investor or RMB Investor has any rights whatsoever related to the Microvast Warrants as of the Effective Date (any such rights, “Warrant Rights”), notwithstanding anything to the contrary in any other agreement between the Microvast Parties and each of the CL Investors and RMB Investors, respectively, such Warrant Rights, without any further action from any Party, shall be deemed to be indefinitely waived as of the Effective Date (but shall be resumed immediately if the Merger Agreement is terminated according to Section 8.1 thereof) and terminated without any further action of any Party upon the Closing.

5. Miscellaneous. Except as otherwise expressly set forth in a Transaction Agreement, the following will apply to all Transaction Agreements:

5.1 Further Assurances. At or prior to the Closing, the Parties shall execute and deliver or cause to be executed and delivered such additional documents and take such additional actions as the Parties reasonably may deem to be practical and necessary in order to consummate the MPS Transactions and the transactions contemplated by the Merger Agreement, including the De-SPAC Transaction.

5.2 Expenses. Each Party shall be responsible for its own costs and expenses (including attorneys’ fees) in connection with the negotiation and execution of this Framework Agreement or any of the Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby.

5.3 Entire Agreement. This Framework Agreement, together with the other Transaction Agreements, constitutes the entire agreement between the Parties and supersedes all prior oral and written negotiations, communications, discussions, and correspondence pertaining to the subject matter of the Transaction Agreements.

5.4 Order of Precedence. If there is a conflict between this Framework Agreement and any other Transaction Agreement, this Framework Agreement will control unless the conflicting provision of the other Transaction Agreement specifically references the provision of this Framework Agreement to be superseded.

5.5 Amendments and Waivers. No amendment, supplement, modification or waiver of any provision of this Framework Agreement or any other Transaction Agreement, and no consent to any departure by any Party therefrom, shall be effective unless in writing signed by all Parties, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

5.6 Binding Effect. The Transaction Agreements will be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors, and permitted assigns.

5.7 Assignment. Except as otherwise provided in this Framework Agreement or any other Transaction Agreement, neither this Framework Agreement nor any other Transaction Agreement, respectively, may be assigned or otherwise transferred, nor may any right or obligation hereunder or thereunder be assigned or transferred by any Party without the prior written consent of the other Parties. Any permitted assignee shall assume all obligations of its assignor under this Framework Agreement and any other applicable Transaction Agreements. Any attempted assignment not in accordance with this Section 5.7 shall be void.

5.8 Notices.

(a) All notices, requests, demands, and other communications required or permitted to be given under this Framework Agreement or any of the Transaction Agreements must be in writing delivered to (i), for all Parties other than Holdings and the Microvast Parties, the address or email address listed on the signature pages hereto, (ii) for Holdings and the Microvast Parties, the below listed address or email address (if applicable), or (iii) such other address as such Party may designate by written notice to each other Party, in any case, in accordance with Section 5.8 (b).

If to Holdings:

Tuscan Holdings Corp.

135 E. 57th Street, 18th Floor

New York NY 10022

Attention:	Stephen A. Vogel
Email:	Stephen@vpllp.com

With copy to (which shall not constitute notice):

Greenberg Traurig, P.A.

333 SE 2nd Avenue, Suite 4400

Miami, FL 33131

Attention:	Alan Annex
Email:	AnnexA@gtlaw.com

If to the Microvast Parties:

c/o Microvast, Inc.

12603 Southwest Freeway, Suite 210

Stafford, Texas 77477

Attention:	Yang Wu
Email:	wuyang@microvast.com

With copy to (which shall not constitute notice):

Shearman & Sterling LLP

2828 North Harwood Street, Suite 1800

Dallas, TX 75201

Attention:

Paul Strecker

Alain Dermarkar

Robert Cardone

E-Mail:	Paul.Strecker@Shearman.com

Alain.Dermarkar@Shearman.com

Robert.Cardone@shearman.com

(b) Each notice, request, demand, or other communication will be deemed given and effective, as follows: (i) if sent by hand delivery, upon delivery; (ii) if sent by first-class U.S. Mail, postage prepaid, upon the earlier to occur of receipt or three calendar days after deposit in the U.S. Mail; (iii) if sent by a recognized prepaid overnight courier service, one Business Day after the date it is given to such service; and (iv) if sent by e-mail, upon acknowledgement of receipt by the recipient.

5.9 Governing Law. This Framework Agreement and, unless otherwise expressly specified therein, each of the Transaction Agreements shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

5.10 Submission to Jurisdiction; WAIVER OF JURY TRIAL. Each of the Parties, unless otherwise agreed in any Transaction Agreements, (a) irrevocably and unconditionally submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware (and in each case, any appellate courts thereof) in any action or proceeding arising out of or relating to this Framework Agreement or any Transaction Agreement or any transactions contemplated hereby or thereby, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) irrevocably and unconditionally agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Framework Agreement or any Transaction Agreement or any transaction contemplated hereby or thereby in any other court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each of the Parties irrevocably and unconditionally waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any Party hereto may make service on another party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 5.8. Nothing in this Section 5.10, however, shall affect the right of any party to serve legal process in any other manner permitted by applicable law. To the FULLEST extent permitted by applicable law, each Party hereby irrevocably and unconditionally waives all rights to trial by jury in any action OR proceeding contemplated hereby. Each of the Parties (i) certifies that no Representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other Parties have been induced to enter into this Framework Agreement and each of the Transaction Agreements and each of the transactions contemplated hereby and thereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 5.10.

5.11 Severability. If any provision of this Framework Agreement, any Transaction Agreement or any document related to this Framework Agreement or any Transaction Agreement is held by a court of competent jurisdiction to be invalid, unenforceable, or void, that provision will be enforced to the fullest extent permitted by applicable law, and the remainder of such agreement will remain in full force and effect. If the time period or scope of any provision is declared by a court of competent jurisdiction to exceed the maximum time period or scope that that court deems enforceable, then that court will reduce the time period or scope to the maximum time period or scope permitted by applicable law.

5.12 Survival. The provisions of this Article 5 shall survive any termination or expiration of this Framework Agreement and any of the Transaction Agreements.

5.13 Counterparts. This Framework Agreement, each of the Transaction Agreements and any document related to this Framework Agreement or the Transaction Agreements may be executed by the Parties on any number of separate counterparts, by email, and all of those counterparts taken together will be deemed to constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same document. A portable document format (“.pdf”) signature page will constitute an original for the purposes of this Section 5.13.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Framework Agreement as of the date first written above.

HOLDINGS:

TUSCAN HOLDINGS CORP.

By:	/s/ Stephen A. Vogel
Name:	Stephen A. Vogel
Title:	Chief Executive Officer

MVST SPV:

MVST SPV INC.

By:	/s/ Stephen A. Vogel
Name:	Stephen A. Vogel
Title:	President

[Signature Page to Framework Agreement]

IN WITNESS WHEREOF, the Parties have executed this Framework Agreement as of the date first written above.

MICROVAST PARTIES:

MICROVAST, INC.

By:	/s/ Yang Wu
Name:	Yang Wu
Title:	Chief Executive Officer

MICROVAST POWER SYSTEM (HUZHOU) CO., LTD.

By:	/s/ Shengxian Wu
Name:	Shengxian Wu
Title:	President

[Signature Page to Framework Agreement]

IN WITNESS WHEREOF, the Parties have executed this Framework Agreement as of the date first written above.

CL INVESTORS:

Ningbo Yuxiang Investment Partnership (Limited Partnership)

(宁波昱享投资合伙企业（有限合伙）)

By:	/s/ Li, Dan
Name:	Li, Dan
Title:	Authorized Representative

Ningbo Dinghui Jiaxuan Investment Partnership (Limited Partnership)

(宁波鼎晖嘉暄投资合伙企业（有限合伙）)

By:	/s/ Xu, Qian
Name:	Xu, Qian
Title:	Authorized Representative

[Signature Page to Framework Agreement]

IN WITNESS WHEREOF, the Parties have executed this Framework Agreement as of the date first written above.

CL INVESTORS (continued):

Hangzhou Heyu Equity Investment Partnership (Limited Partnership)

(杭州核煜股权投资合伙企业(有限合伙))

By:	/s/ Zhang, Zhongcan
Name:	Zhang, Zhongcan
Title:	Authorized Representative

[Signature Page to Framework Agreement]

IN WITNESS WHEREOF, the Parties have executed this Framework Agreement as of the date first written above.

CDH SPV:

AURORA SHEEN LIMITED

By:	/s/ Ying, Wei
Name:	Ying, Wei
Title:	Director

[Signature Page to Framework Agreement]

IN WITNESS WHEREOF, the Parties have executed this Framework Agreement as of the date first written above.

HHEIP SPV:

Riheng HK Limited (香港日衡有限公司)

By:	/s/ Zhang, Xiaoling
Name:	Zhang, Xiaoling
Title:	Director

[Signature Page to Framework Agreement]

IN WITNESS WHEREOF, the Parties have executed this Framework Agreement as of the date first written above.

RMB INVESTORS:

Hangzhou CDH New Trend Equity Investment Partnership (Limited Partnership)

(杭州鼎晖新趋势股权投资合伙企业（有限合伙）

By:	/s/ Wang Lin
Name:	Wang Lin (王霖)
Title:	Managing Partner

Hangzhou Binchuang Equity Investment Co., Ltd.
(杭州滨创股权投资有限公司)

By:	/s/ Shen Weidong
Name:	Shen Weidong (沈伟东)
Title:	General Manager

[Signature Page to Framework Agreement]

IN WITNESS WHEREOF, the Parties have executed this Framework Agreement as of the date first written above.

RMB INVESTORS (continued):

SDIC (Shanghai) Science and Technology Achievements Transformation Venture Capital Fund Enterprise (Limited Partnership)

(国投（上海）科技成果转化创业投资基金企业（有限合伙）)

By:	/s/ Gao, Aimin
Name:	Gao, Aimin (高爱民)
Title:	General Manager

SCHEDULE 1

DEFINITIONS

As used in the Transaction Agreements, the following terms have the following meanings unless otherwise defined in any Transaction Agreement:

“Affiliate” in relation to a Person means any other Person that is, directly or indirectly, Controlling, Controlled by or under common Control with that Person. “Control” in relation to a body corporate means the ability of a Person to ensure that the activities and business of that body corporate are conducted in accordance with the wishes of that Person, and a Person shall be deemed to have Control of a body corporate if that Person possesses or is entitled to acquire the majority of the issued share capital or the voting rights in that body corporate or the right to receive the majority of the income of that body corporate on any distribution by it of all of its income or the majority of its assets on a winding up, and any derivative term shall be construed accordingly.

“Approval Deadline” has the meaning set forth in Section 3.2(c)(i).

“Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which the banking institutions located in New York, New York or Houston, Texas are permitted or required by applicable law, executive order or governmental decree to remain closed.

“CDH Earn Out Shares” has the meaning set forth in the recitals.

“CDH Investors” has the meaning set forth in the preamble.

“CDH Promissory Note” has the meaning set forth in the recitals.

“CDH Shares” has the meaning set forth in the recitals.

“CDH SPV” has the meaning set forth in the preamble.

“CDH SPV Equity Purchase Agreement” has the meaning set forth in Section 3.1(c)(iii).

“CDH Subscription Amount” has the meaning set forth in the recitals.

“CDH 1 CL Amount” has the meaning set forth in the recitals.

“CDH 2 CL Amount” has the meaning set forth in the recitals.

“CDH 1 Convertible Loans” has the meaning set forth in Section 4.2(a).

“CDH 2 Convertible Loans” has the meaning set forth in Section 4.2(b).

“CL Conversion Rights” has the meaning set forth in the recitals.

“CL Equity Purchase Agreement” has the meaning set forth in Section 3.1(c)(iii).

“CL Investors” has the meaning set forth in the preamble.

Schedule 1

“CL Promissory Note” has the meaning set forth in the recitals.

“Closing” has the meaning set forth in Section 2.

“Closing Date” has the meaning set forth in Section 2.

“CL Amount” has the meaning set forth in the recitals.

“CL Earn Out Shares” has the meaning set forth in the recitals.

“CL Repayment Rights” has the meaning set forth in the recitals.

“CL Share Qualification” has the meaning set forth in Section 3.2(c)(ii).

“CL Shares” has the meaning set forth in the recitals.

“CL Share Sale” has the meaning set forth in Section 3.2(c)(ii).

“CL Share Subscription” has the meaning set forth in Section 3.2(a).

“CL Stock Pledge” has the meaning set forth in the recitals.

“CL Subscription Agreement” has the meaning set forth in the recitals.

“CL Subscription Amount” has the meaning set forth in the recitals.

“CL Subscription Documents” has the meaning set forth in the recitals.

“CL Warrants” has the meaning set forth in the recitals.

“Completion Purchase” has the meaning set forth in Section 3.2(c)(iii).

“Conversion Documents” has the meaning set forth in the Convertible Loan Agreement.

“Conversion Share” has the meaning set forth in the Convertible Loan Agreement.

“Conversion Share Purchase” has the meaning set forth in Section 3.2(c)(iii).

“Convertible Loan” has the meaning set forth in the recitals.

“Convertible Loan Agreement” has the meaning set forth in the recitals.

“Convertible Loan Amendment” has the meaning set forth in the recitals.

“Convertible Loan Amount” has the meaning set forth in the recitals.

“Convertible Loan Conversion” has the meaning set forth in Section 3.2(c)(iii).

“CQXE” has the meaning set forth in the recitals.

“De-SPAC Transaction” has the meaning set forth in the recitals.

Schedule 2

“Effective Date” has the meaning set forth in the preamble.

“Filing Deadline” has the meaning set forth in Section 3.1(d)(i).

“Final CL Share Disposition” has the meaning set forth in Section 3.2(c)(ii).

“Framework Agreement” has the meaning set forth in the preamble.

“GXEI Investor” has the meaning set forth in the preamble.

“Hangzhou Binchuang” has the meaning set forth in the preamble.

“Hangzhou CDH” has the meaning set forth in the preamble.

“Hangzhou CDH MPS Equity” has the meaning set forth in Section 4.3(a).

“HB MPS Equity” has the meaning set forth in Section 4.3(b).

“HHEIP CL Amount” has the meaning set forth in the recitals.

“HHEIP Convertible Loans” has the meaning set forth in Section 4.2(c).

“HHEIP Earn Out Shares” has the meaning set forth in the recitals.

“HHEIP Investor” has the meaning set forth in the preamble.

“HHEIP Promissory Note” has the meaning set forth in the recitals.

“HHEIP Shares” has the meaning set forth in the recitals.

“HHEIP SPV” has the meaning set forth in the preamble.

“HHEIP Subscription Amount” has the meaning set forth in the recitals.

“Holdings” has the meaning set forth in the preamble.

“Holdings Shares” has the meaning set forth in the recitals.

“Merger” has the meaning set forth in the recitals.

“Merger Agreement” has the meaning set forth in the recitals.

“Merger Consideration Allocation Schedule” has the meaning set forth in the Merger Agreement.

“Merger Sub” has the meaning set forth in the recitals.

“Microvast” has the meaning set forth in the preamble.

“Microvast Parties” has the meaning set forth in the preamble.

Schedule 3

“Microvast Shares” has the meaning set forth in the preamble.

“Microvast Warrants” has the meaning set forth in the recitals.

“MPS” has the meaning set forth in the preamble.

“MPS Equity” has the meaning set forth in the recitals.

“MPS Equity Conversion” has the meaning set forth in Section 3.1(e).

“MPS Equity Purchase” has the meaning set forth in Section 3.1(e).

“MPS Transactions” has the meaning set forth in the recitals.

“MVST SPV” has the meaning set forth in the preamble.

“Ningbo CDH 1” has the meaning set forth in the preamble.

“Ningbo CDH 2” has the meaning set forth in the preamble.

“ODI Approval” has the meaning set forth in the Convertible Loan Agreement.

“Other Holder Lock-Up Period” has the meaning set forth in the Registration Rights and Lock-Up Agreement.

“Party” has the meaning set forth in the preamble.

“Person” means any individual, firm, company, corporation, government, state or agency of a state or any association or body (including a partnership, trust, fund, joint venture or consortium), or other entity (whether or not having separate legal personality).

“PRC” means the People’s Republic of China and, for the purpose of the Convertible Loan Agreement and this Framework Agreement, excludes Hong Kong, the Macau Special Administrative Region and Taiwan.

“Registration Rights and Lock-Up Agreement” has the meaning set forth in the Merger Agreement.

“Registration Statement” has the meaning set forth in Section 3.1(d)(i).

“Required Approvals” has the meaning set forth in Section 3.2(c)(i).

“RMB Equity Purchase Agreement” has the meaning set forth in Section 3.1(e).

“RMB Investors” has the meaning set forth in the preamble.

“RMB Irrevocable Proxy and Waiver” has the meaning set forth in the recitals.

“RMB Warrants” has the meaning set forth in the recitals.

Schedule 4

“SDIC” has the meaning set forth in the preamble.

“SDIC MPS Equity” has the meaning set forth in Section 4.3(c).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” has the meaning set forth in Section 3.1(d)(i).

“Shares” has the meaning set forth in Section 3.1(d)(i).

“SPV Conversion” has the meaning set forth in the recitals.

“SPV Shares” has the meaning set forth in Section 3.1(b).

“SPV Share Issuance” has the meaning set forth in Section 3.1(b).

“Transaction Agreement” has the meaning set forth in the recitals.

“Underwritten Offering” has the meaning set forth in Section 3.1(e).

“U.S. Approvals” has the meaning set forth in the Convertible Loan Agreement.

“Warrant Rights” has the meaning set forth in Section 4.5.

Schedule 5

Exhibit A

Form of RMB Equity Purchase Agreement

(See attached.)

Exhibit A

Exhibit B

Form of CL Equity Purchase Agreement

(See attached.)

Exhibit B

Exhibit C

Form of CL Irrevocable Proxy and Waiver

(See attached.)

Exhibit C

Exhibit D

Form of SPV Equity Purchase Agreement

(See attached.)

Exhibit D